EXHIBIT 10.1
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              IN THE UNITED STATES DISTRICT COURT
                 FOR THE DISTRICT OF COLORADO


Master File No. 95-B-1665


IN RE:  RESORT INCOME INVESTORS, INC., SECURITIES LITIGATION

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THIS DOCUMENT RELATES TO: ALL ACTIONS

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Case No.: 97-B-2252

PHILIP FRANK, as Trustee for the Trust Under the Will of Helen Frank, and JOSEPH E. ALPERT, derivatively on behalf of RESORT INCOME INVESTORS, INC.,

                    Plaintiffs,

vs.

CHRISTOPHER HEMMETER, MARK HEMMETER,
DANIEL D. LANE, and JOHN R. YOUNG,

                    Defendants,

and

RESORT INCOME INVESTORS, INC.,

                    Nominal Defendant.


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          ORDER OF PRELIMINARY APPROVAL OF SETTLEMENT
            AND PROCEEDINGS IN CONNECTION THEREWITH

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     WHEREAS, the above-captioned consolidated class action and the derivative action are pending before the Court (collectively, the "Litigation");

     WHEREAS, the Parties having made application for an order preliminarily approving the Settlement of this Litigation, in accordance with a Stipulation of Settlement dated November 18, 1997 (the






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"Stipulation"), which, together with the exhibits attached thereto, sets forth the terms and conditions for a proposed Settlement of the Litigation and for dismissal of the Litigation on the merits and with prejudice; and the Court having considered the Stipulation and the exhibits thereto and the Parties having consented to the entry of this Order;

     WHEREAS, Class Counsel and Derivative Counsel (as defined in the Stipulation) believe the Settlement to be fair, reasonable, and adequate and in the best interests of the Class Members (as defined in the Stipulation), Resort Income Investors, Inc. ("Resort") and all Persons who were shareholders of Resort on the date of the Stipulation ("Current Shareholders");

     WHEREAS, the Settlement contemplates the compromise and resolution of the claims asserted in the Litigation and, ultimately, the dismissal of the Litigation;

     WHEREAS, Fed. R. Civ. P. 23(e) provides that a class action shall not be dismissed or compromised without the approval of the Court following a hearing held pursuant to notice to Class Members; and

     WHEREAS, Fed. R. Civ. P. 23.1 provides that a derivative action shall not be dismissed or compromised without the approval of the Court following notice to shareholders;

     NOW, on the basis of the Stipulation and all the files, records and proceedings herein,

IT IS HEREBY ORDERED THAT:





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          1.   For purposes of this Order, all capitalized terms herein
shall have the meaning as defined in the Stipulation .

          2.   The Settlement of the Class Action and Colorado
Derivative Action Litigation on the terms and conditions set forth in the Stipulation is preliminarily approved as fair, reasonable and adequate to the Class and Resorts.

          3. A Hearing shall be held before this Court on March 13, 1998 at 2:00 p.m., in Courtroom C502, of the United
States Courthouse, 1929 Stout Street, Denver, Colorado 80294 to: (i) determine whether the proposed Settlement of the Colorado Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate and should be approved by the Court; (ii) determine whether an order approving the Settlements and a final judgment and order of Dismissal with prejudice, as provided in the Stipulation, should be entered; (iii) determine whether the application of Derivative Counsel for the payment of the Derivative Fee and Expense Award is reasonable and should be approved; and (iv) rule upon such other matters as the Court deems appropriate.

          4. A Hearing shall be held before this Court on March 13, at 3:00 p.m., in Courtroom C502, of the United
States Courthouse, 1929 Stout Street, Denver, Colorado 80294 to: (i) determine whether the proposed Settlement of the Class Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate and should be approved by the Court; (ii) determine whether the Class was adequately represented by the named Class Action Plaintiffs and






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by Class Counsel; (iii) determine whether an order approving the Settlement and a Final Judgment and Order of Dismissal with Prejudice, as provided in the Stipulation, should be entered herein; (iv) determine whether the application of Class Counsel for the payment of the Class Fee and Expense Award is reasonable and should be approved; and (v) rule upon such other matters as the Court deems appropriate.

          5. The Court reserves the right to approve either of the settlements with or without modification and with or without further notice of any kind.

          6. In connection with consideration of the Settlement, and solely for that purpose, the Court hereby provisionally certifies, pursuant to Fed. R. Civ. P. 23(b)(3), a class (the "Class") comprised of:

          all persons who purchased or otherwise acquired
Resort stock during the period from March 31, 1993 through June 29, 1995 inclusive, excluding (i) the Class Action Defendants, (ii) any entity in which any Class Action Defendant has a controlling interest, (iii) the partners, corporate officers and directors of any of the Class Action Defendants, and (iv) the legal representatives, heirs, successors or assigns of any such excluded party.

          7. The Court finds that the prerequisites to a class action under Federal Rule of Civil Procedure 23(a) have been satisfied in that
(a) the number of class members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the name representatives are typical of the






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claims of the class they see to represent; (d) the Plaintiffs fairly and adequately represent the interest of the class; (e) the questions of law and fact common to the members of the class predominate over questions affecting not only individual members of the class; and (f) a class action superior to other available methods for the fair, efficient adjudication of the controversy.

          8.   Pursuant to Rule 23 of the Federal Rules of Civil
Procedure, Edward and Ethel Sarnoff, as trustees for the benefit of the Sarnoff Irrevocable Trust, and Sheldon L. Contract, as trustee for the benefit of the Sheldon L. Contract DDSPA Employee Profit Sharing Plan and Trust are certified as class representatives for purposes of the settlement.

          9.   Pursuant to Rule 23 of the Federal Rules of Civil
Procedure, Zachary Alan Starr of Starr & Holman, LLP, and Jonathan M. Plasse of Goodkind Labaton Rudoff & Sucharow LLP, are designated as counsel for the Class for purposes of settlement.

          10. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, Jeffrey G. Smith of Wolf Haldenstein Adler Freeman & Herz LLP and Joshua N. Rubin of Abbey Gardy & Squitieri are designated counsel for the Plaintiffs in the Colorado Derivative Actions for purposes of settlement.

          11. Within five (5) days of the date of this Order, Resort shall provide to Class Counsel and Derivative Counsel, to the extent that it has not already done so, all information obtainable by reasonable efforts, including information held by its present and former transfer





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agents, identifying by name and address: (a) the Persons who purchased shares of Resort stock during the Class Period, including banks, brokerage firms, institutions, and other nominees; and (b) the Persons who are or were Resort Shareholders as of November 18, 1997, including banks, brokerage firms, institutions and other nominees.

           12. The Notice, Summary Notice and the Proof of Claim attached as Exhibits B, C and D to the Stipulation, reasonably inform the Class and Current Shareholders of the pendency and nature of the Litigation, the terms of the proposed Settlements, the Plan of Distribution, and the rights of Class Members and Current Shareholders with respect to the Settlements.

          13. The Notice, Summary Notice and Proof of Claim are approved by the Court as to their form, content and requirements.

          14. Plaintiffs' Counsel is authorized to issue the Notices and Proofs of Claim and publish the Summary Notice, in substantially their present form, to those members of the Class and Current Shareholders that can be identified through reasonable effort. Plaintiffs' Counsel are hereby authorized to take reasonable steps and to utilize reasonable procedures in connection with the dissemination of the Notice and the administration of the Settlement which are consistent with this Order and the terms and conditions of the Settlement.

           15. Plaintiffs' Counsel are hereby authorized to retain the firm of FRG Information Systems Corp. to supervise and administer the dissemination of the Notice and Proof of Claim as well as the processing of claims as more fully set forth below:





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               a.   Not later than 10 days from the date hereof,
Plaintiffs' Counsel shall cause a copy of the Notice and the Proof of Claim to be mailed by first-class mail to: (i) all Persons who can be identified through reasonable efforts by the parties to have purchased Resort Stock during the period from March 31, 1993 through June 29, 1995, inclusive; and
(ii) all Current Shareholders who can be identified through reasonable efforts by the parties to own stock in Resort as of November 18, 1997. The date of such initial mailing shall be referred to as the "Notice Date."

               b. Plaintiffs' Counsel shall use reasonable efforts to give notice to nominee owners, such as brokerage firms or other Persons who held shares of Resort stock as record owner, but not as beneficial owner, during the period from March 31, 1993 through June 29, 1995, inclusive, and as of November 18, 1997, as part of these efforts. A Notice to Banks, Brokers, Institutions, and Other Nominees ("Notice to Nominees") shall be included in the mailing described in paragraph (a) above, and all Persons to whom the Notice to Nominees is addressed are hereby directed to comply with the directions contained therein. If any Nominee submits to Class Counsel or Derivative Counsel a list of beneficial owners, Class Counsel or Derivative Counsel shall send a copy of the Notice to each such beneficial owner within ten (10) days after receipt of such list. Alternatively, upon













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request by a Nominee, Class Counsel or Derivative Counsel shall send to the
Nominee, within ten (10) days of receipt of such request, a sufficient number of additional copies of the Notice to permit mailing to all beneficial owners for whom the Nominee acted.

               c. Not later than 20 days after the Notice Date, Plaintiffs' Counsel shall cause to be published the Summary Notice once in the national edition of THE WALL STREET JOURNAL.

               d. Plaintiffs' Counsel shall also cause the Notice to be mailed as soon as practicable after the Notice Date to all Persons who, in response to the Summary Notice, represent that they are Class Members or Current Shareholders and request a copy of the Notice.

          16. The Court finds that the mailing and publication of notice of the Settlement ordered herein meets the requirements of due process and Rules 23 and 23.1 of the Federal Rules of Civil Procedure and is the best notice practicable under the circumstances and constitutes due and sufficient notice to all Persons entitled to receive notice.

          17. No later than seven days before the Settlement Hearing, Plaintiffs' Counsel shall cause to be served on Defendants' Counsel and filed with the Clerk of this Court one or more affidavits or declarations of the person or persons under whose direction the mailing of the Notice and Proof of Claim and the publication of the Summary Notice shall have been accomplished substantially in accordance with this Order.








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          18.  Members of the Class who wish to participate in the Class
Action Fund shall complete and submit Proofs of Claim in accordance with the instructions contained therein. All Proofs of Claim must be received by the Claims Administrator no later than 90 days from the Notice Date.

          19. All members of the Class shall have the option to be excluded from the Class and thereby elect not to participate in the Class Action Fund. Such exclusion shall be exercisable by mailing a timely and valid written Request for Exclusion to Class Counsel on behalf of Plaintiffs, to George Curtis of Gibson, Dunn & Crutcher LLP on behalf of D&T and to Allan T. Slagel of Shefsky & Froelich Ltd. on behalf of the remaining Defendants. To be effective, the Request for Exclusion must be in writing and received no later than 25 business days before the date of the Hearing set forth in the Notice. No Person may exclude themselves from the Class after that date. Such Request for Exclusion must set forth: (i) the name, address, telephone number and social security or taxpayer identification number of the Person requesting to be excluded from the Class; (ii) the name and address of the Person in whose name the shares of Resort stock for which exclusion is being requested was registered, if different from the foregoing; (iii) the number of shares of Resort stock for which exclusion is being requested; (iv) the number of shares of Resort stock as to which losses are claimed, and the losses claimed; and (v) the date(s) of purchase or acquisition, the number of shares of Resort stock











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purchased or acquired, and the price(s) paid for all shares of Resort stock purchased or otherwise acquired during the Class Period by the Person requesting to be excluded from the Class; if the Resort stock is no longer owned, the date(s) of sale or other disposition, the number of shares sold and the proceeds received. All Requests for Exclusion must be signed by or on behalf of the Person or entity so requesting exclusion and must include proof of purchase of the shares for which exclusion is requested. If a Request for Exclusion is not timely submitted, or does not include all the information set forth above, or is not signed, it shall not be a valid Request for Exclusion and the Person filing an invalid Request for Exclusion shall remain a member of the Class. All Persons who file valid and timely Request for Exclusion from the Class shall have no rights with respect to the Class Action Settlement and have no interest in the Class Action Fund.

          20. Pending final determination of whether the Settlement should be approved, neither the Plaintiffs, Class Member or Current Shareholder nor any Released Party shall commence, maintain or prosecute against any Defendant, any action or proceeding in any court or tribunal asserting any Released Claim.

          21. All members of the Class may enter appearances in the Class Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will continue to be represented by Class Counsel. Similarly, all Current Shareholders









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may enter appearances in the Derivative Actions, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will continue to be represented by Derivative Counsel. Neither class members or Current Shareholders need to appear at the respective hearings or take any other action to indicate their approval.

          22. Any member of the Class who has not requested exclusion may appear and show cause, if any, why the proposed Settlement should or should not be approved as fair, reasonable and adequate; why a final judgment and order of dismissal should or should not be entered thereon; why Attorneys' Fees and Expenses should or should not be awarded to Class Counsel in the amount requested; or why the Plan of Distribution should or should not be approved as fair. However, in order to appear, be heard or entitled to contest any of these issues, a Class Member must file, by at least 25 business days prior to the Hearing, evidence of their being a Class Member and a written statement of position or objection together with any briefs or supporting documents, with the Clerk of the United States District Court for the District of Colorado, The United States Courthouse, 1929 Stout Street, Denver, Colorado 80294, and serve copies of such papers by hand or first-class mail upon Class Counsel; and Allan T. Slagel of Shefsky & Froelich Ltd. Any statement of position or objection shall identify any and all witnesses, documents and other evidence of any kind to be presented at the Hearing in support of the statement of position or











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objection, as well as the substance of the testimony to be given by any such witnesses and of any other evidence to be presented. Any member of the Class who does not object in this manner shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement to any Final Order and Judgment that may be entered, to the award of Attorneys' Fees and Expenses to Class Counsel, and to the Plan of Distribution.

          23. Any Current Shareholder may appear and show cause, if any, why the proposed Settlement should or should not be approved as fair, reasonable and adequate; why a final judgment and order of dismissal should or should not be entered thereon; or why Attorneys' Fees and Expenses should or should not be awarded to Derivative Counsel in the amount requested. However, in order to appear, be heard or be entitled to contest any of these issues, a Current Shareholder must file, by at least 25 business days prior to the Hearing, evidence of their being a Current Shareholder and a written statement of position or objection together with any briefs or supporting documents, with the Clerk of the United States District Court for the District of Colorado, The United States Courthouse, 1929 Stout Street, Denver, Colorado 80294, and serve copies of such papers by hand or first-class mail upon Jeffrey Smith, Esq. of Wolf Haldenstein Adler Freeman & Herz LLP, Joshua N. Rubin of Abbey Gardy & Squitieri and Allan T. Slagel of Shefsky & Froelich Ltd. Any statement of position or











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objection shall identify any and all witnesses, documents and other evidence of any kind to be presented at the Hearing in support of the statement of position or objection, as well as the substance of the testimony to be given by any such witnesses and of any other evidence to be presented. Any Current Shareholder who does not object in this manner shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement to any final judgment and order of dismissal that may be entered, or to the award of Attorneys' Fees and Expenses to Derivative Counsel.

          24. Only Class Members shall have the right to object to the settlement of the Class Action or the Class Fee and Expense Award. Only Current Shareholders shall have the right to object to the settlement of the Derivative Action or the Derivative Fee and Expense Award.

          25. Any memoranda in support or clarification of the Settlement shall be filed by the Parties at least seven days before the Hearings.

          26. Class Counsel and Derivative Counsel shall file their respective applications for Attorneys' Fees and Expenses, including the fees and expenses of experts, and any supporting papers, at least seven days before the Hearings.

          27. In the event that the proposed settlements are not finally approved by the Court, are terminated in accord with the provisions of the Stipulation, or for any reason are not consummated and a final judgment and order of dismissal is not entered, then the Stipulation shall become null and void and of no further force and effect, except as specified therein.



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          28.  Whether or not the settlement is consummated, the
Stipulation and all negotiations and papers relating to it, and any proceedings in connection with the Settlements, (a) are not and shall not be construed to be evidence of an admission by any of the Defendants as to any claim asserted in the Litigation or any other action or proceeding, (b) are not and shall not be construed to be evidence of an admission by the Plaintiffs that any claim asserted in the Litigation lacks merit, and (c) shall not be offered or received in evidence in any action or a proceeding except a proceeding to enforce the terms of the Stipulation.

          29. All proceedings in the Litigation, except those relating to the Settlements, are hereby stayed and all applicable deadlines are hereby extended pending the Court's further consideration of the Settlements. The institution or prosecution by any Class Member or Current Shareholder of any claim which would be dismissed or released in connection with the Settlements is hereby stayed pending the Court's further consideration of the Settlements.

          30. The Opt-Out Contingency letters referred to in Section XI of the Stipulation shall continue to be treated as confidential unless and until either Resort or Deloitte & Touche exercise their rights pursuant to the letters.












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          31.  The Court reserves the right:  (a) to approve the
Settlements, with such modification as may be agreed to by counsel for the Parties consistent with the Stipulation, without further notice to Class Members and Current Shareholders, and (b) to adjourn the Hearings or any adjournment thereof without any further notice other than an announcement at the hearings or any adjournment thereof.

          32. The Court retains exclusive jurisdiction over the Actions to consider all further matters arising out of or connected with the Settlements, including the enforcement of the Stipulation.

                                  IT IS SO ORDERED.


                                  /s/ LEWIS T. BABCOCK
                                  ------------------------------
                                  Honorable Lewis T. Babcock
                                  United States District Judge



December 3, 1997.
Denver, Colorado











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